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                                                                    EXHIBIT 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


         We have issued our report dated February 6, 2004 (except for Note H, as to which the date is February 13, 2004), accompanying the financial statements and schedule of The Sportsman's Guide, Inc. included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2003, which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.

                                                     /s/GRANT THORNTON LLP

Minneapolis, Minnesota
August 16, 2004